UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On May 25, 2023, Casella Waste Systems, Inc. (the “Registrant”) entered into a Specified Acquisition Loan Joinder (the “Loan Joinder”) by and among the Registrant, certain of its subsidiaries, Bank of America, N.A., as administrative agent and lender and the other lenders party thereto (the “Specified Acquisition Lenders”) pursuant to which the Specified Acquisition Lenders committed to lend to the Registrant up to $430.0 million (such commitments, the “Commitments”), on the terms and conditions thereof, as a term loan A (“Term Loan A”) facility under the Registrant’s Amended and Restated Credit Agreement dated as of December 22, 2021, as amended (the “Credit Agreement”), by and among Registrant, certain subsidiaries of Registrant, Bank of America, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and lender, the other Specified Acquisition Lenders, and the other financial institutions from time to time party thereto. The Loan Joinder also amended and supplemented the Credit Agreement to provide for an increase in the principal amount of Term Loan A from the originally anticipated $400.0 million to $430.0 million, to set a future delivery date for a joinder of Granite State Landfill, LLC (“GSL”), a wholly owned subsidiary of the Registrant, as an obligor under the Credit Agreement, and for certain other matters.
The proceeds of the Term Loan A shall be used to fund a portion of the consideration for the transactions, if consummated, plus fees, costs and expenses, in connection with the transactions contemplated by that certain Equity Purchase Agreement dated as of April 21, 2023 (the “Purchase Agreement”) by and among the Registrant, its wholly owned subsidiary Casella Mid-Atlantic, LLC (the “Buyer”), GFL Environmental Inc. (the “Seller Parent”), GFL (CW) Holdco, LLC (“Holdco”) and Waste Industries USA, LLC (“Waste Industries USA”, and together with Holdco, the “Sellers”), pursuant to which the Buyer agreed to acquire 100% of the equity interests in Waste Industries of Maryland, LLC and its wholly-owned subsidiary Pink Trash Company, Inc., Industries of Delaware, LLC, Waste Industries of Pennsylvania, LLC and County Waste of Pennsylvania, LLC from Sellers for approximately $525 million in cash, subject to the terms and conditions set forth therein (the “Transaction”).
The funding of the Commitments to provide the Term Loan A is subject to various conditions, including (i) the consummation of the Transaction in accordance with the Purchase Agreement in all material respects, (ii) delivery of certain financial statements of the Registrant and its subsidiaries, (iii) the payment of fees and expenses, and (iv) other customary closing conditions. The Commitments will terminate upon the earliest of (i) October 25, 2023, (ii) the consummation of the Transaction without the use of the Term Loan A, or (iii) the termination of the Purchase Agreement in accordance with its terms.
The Loan Joinder provides that the maturity date of the Term Loan A shall be December 22, 2026, unless earlier due and payable pursuant to the terms of the Credit Agreement. The Term Loan A shall be amortized, commencing on the last business day of the first fiscal quarter ending after the funding of the Term Loan A, in quarterly installments equal to 1.25% of the initial aggregate principal amount of the Term Loan A. The Term Loan A shall bear interest at an interest rate margin (set based on the Registrant’s consolidated net leverage ratio) of 1.625% to 2.625% above adjusted Term SOFR or 0.625% to 1.625% above Base Rate, as calculated pursuant to the Credit Agreement. The appliable interest rate margin for Term Loan A shall initially be 2.375% over adjusted Term SOFR (or 1.375% over Base Rate). The Loan Joinder provides for unused commitment fee and upfront fees to be paid to the Specified Acquisition Lenders, and contains other customary terms and conditions.
The foregoing description of the Loan Joinder does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Joinder which will be filed with the Registrant’s Form 10-Q for the fiscal quarter ended June 30, 2023.
Item 1.02    Termination of a Material Definitive Agreement.
The Registrant entered into the Commitment Letter, dated as of April 21, 2023 (the “Bridge Commitment Letter”), with Bank of America, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Comerica Bank and Citizens Bank, N.A. (collectively, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties committed, on the terms and conditions set forth in the Bridge Commitment Letter, to provide the Registrant with secured bridge financing in the amount of up to $375 million (less the principal amount of Term Loan A) to fund a portion of the consideration for the Transaction and to pay fees, costs and expenses incurred in connection with the Transaction. Reference is hereby made to the Registrant’s Current Report on Form 8-K filed on April 24, 2023 for a description of the terms of the Bridge Commitment Letter, which description is incorporated herein by reference. On May 25, 2023, pursuant to the Loan Joinder and as a result of the successful syndication of the Term Loan A, the Bridge Commitment Letter was terminated.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: May 30, 2023	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
President and Chief Financial Officer

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